EXHIBIT 99.2

Media Contact:  Jon Morgan or Adam Weiner     Investor Contact:  Cynthia Jamison
                Kekst and Company                                Cosi, Inc.
                (212) 521-4800                                   (847) 597-8801

        COSI HIGHLIGHTS GROWTH STRATEGIES AT FIRST ALBANY CAPITAL ANNUAL
                               GROWTH CONFERENCE

Deerfield, IL, December 7, 2004 - Cosi, Inc. (Nasdaq: COSI) Executive Chairman William D. Forrest and President and Chief Executive Officer Kevin Armstrong today discussed Cosi's vision for becoming a national premium convenience brand at the First Albany Capital Annual Growth Conference being held in New York City. Specifically, they discussed Cosi's potential to expand to 1400-1900 restaurants in the long-term, its strategy for achieving its goal of developing approximately 485 new restaurants in five years, and Cosi's expanded guidance for 2005 performance.

Cosi's Market, Brand and Concept
--------------------------------

"We believe that the premium convenience restaurant sector is the fastest growing market in the industry, and that Cosi is positioned to be one of its winners nationally," said Mr. Forrest. According to restaurant industry research firm Technomic, the fast-casual restaurant market is growing at a 15% compound annual rate, and is projected to reach $12 billion by 2008. Moreover, sandwich and salad chains are driving the growth of the sector, with consumers choosing these chains for 60% of their fast-casual dining occasions, according to data from CREST.

"Cosi provides a dining experience that we believe meets consumers' rising expectations for food quality and distinctive, sophisticated tastes and experiences - without asking consumers to sacrifice convenience. Consumer response to Cosi in the markets in which we operate gives us confidence in the strength and endurance of the Cosi brand," Mr. Forrest concluded. In the most recent quarter, Cosi recorded comparable restaurant sales growth, as measured for restaurants in operation for more than 15 months, of 6.9% over the third quarter of 2003, including 5.5% growth in transaction count. It was Cosi's twelfth consecutive quarterly increase in comparable restaurant sales.

Under the leadership of the senior management team that came to Cosi in 2003 and 2004, the Company has demonstrated significant improvements in restaurant operating performance and has developed a new generation restaurant design that has produced strong performance since it opened in Avon, Connecticut in March 2004. System-wide in the first nine months of 2004, Cosi's average unit volume was approximately $1.2 million, and restaurant margins grew to 14.3% from 8.6% in the same period in 2003. At Avon, revenues to date have trended at an annual rate of $1.725 million, and restaurant margins are on trend to be approximately 28.5%. All new Cosi restaurants are being developed according to the Avon prototype, which was designed to operate at a higher capacity during peak dining periods. Cosi cautioned that future performance at the Avon location, and at future restaurants modeled on the Avon prototype, may not reflect the levels cited above.

A Three-Part Strategy for Growth
--------------------------------

"Cosi is squarely focused on executing our three-part strategy for profitable growth, consisting of company-owned restaurants, franchised restaurants, and partnership restaurants, such as the eleven we have developed or are developing within several of the largest Macy's locations," Mr. Armstrong told the conference audience. "We believe that each component of our growth strategy is sound independently, and that together they can synergistically generate higher awareness for the Cosi brand. We also believe our growth strategy provides management a greater opportunity to manage our portfolio for continually improving return on invested capital."

The Company reaffirmed its five-year goal of developing approximately 101 new Company-owned restaurants and approximately 384 new franchised restaurants. Depending upon decisions regarding further Macy's development, Cosi's total restaurant development goals could increase materially.

"In 2005, we expect to add approximately eleven new Company-owned restaurants, for which we are commencing site selection now. We also expect our first two franchisees to open ten new restaurants next year, with the first openings to come during the first half of the year. Finally, the initial reaction among guests of our Macy's locations has been positive. During the first quarter of 2005 we will evaluate the brand and financial performance of the trial restaurants together with Macy's and make a determination concerning our plans for 2005 and beyond," Mr. Armstrong said.

Cosi's restaurant development goals are subject to existing restaurants continuing to meet management's expectations, and management successfully completing capital planning.

2005 Guidance
-------------

Mr. Armstrong stated that 2005 capital spending is expected to be approximately $9.5 million, of which approximately $7.2 million will be used for new company-owned unit construction, approximately $1.4 million will be allocated for remodel and maintenance of certain existing units, and approximately $0.9 million will be invested in information technology and infrastructure. Cosi expects to enter 2005 with a strong balance sheet, including virtually no debt and expected cash, cash equivalents and investments of approximately $13.0 million.

"As Cosi focuses on growth, we will build out our growth infrastructure accordingly. In 2005, we expect to allocate between $19.0 million and $20.5 million to general and administrative expenses in order to facilitate Cosi's three-part growth strategy and appropriately support our existing business," Mr. Armstrong said. The G&A estimate is comprised of $12 million - $13 million for staffing costs; $3.5 million - $3.7 million for company expenditures (including compliance, insurance and other public company expenses); $1.1 million to $1.3 million for information technology enhancements; $1.2 million - $1.4 million for marketing; and $1.1 million - $1.2 million for field and development support.

Based upon Cosi's 2005 forecasts of comparable restaurant sales growth of approximately 4% to 5%; restaurant cash flow of approximately 17.5%; and G&A spending of between $19.0 million and $20.5 million, the Company stated that for 2005 it expects to report a net loss per share for 2005 of between $(.14) and $(.18) per share.

"We are confident that there is a national market opportunity for Cosi, and that we have a sound strategy for establishing Cosi as a national brand for the benefit of our shareholders, partners and customers," Mr. Armstrong concluded."

Teleconference Replay Information
---------------------------------

Cosi's investment community conference was webcast over the internet. A replay of the presentation is available online at:

http://w.on24.com/r.htm?e=9936&s=1&k=B107521CEF171B338F55450DFB71A714.

About Cosi, Inc.
----------------

Cosi (http://www.getcosi.com) is the premium, convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features, Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Cosi bagels, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed place that always provides a fresh and new dining experience.

The Cosi vision is to become America's favorite quality, convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

There are more than 90 Cosi locations in sixteen states, including Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Virginia, Maryland, Illinois, Ohio, Michigan, Wisconsin, Florida, Georgia, Tennessee, Washington, California, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," " strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products;

fluctuations in our quarterly results; labor shortages or increased labor costs; the rate of our internal growth, and our ability to generate increased revenue from existing restaurants; our ability to effectively manage our business with a reduced general and administrative staff; our ability to incorporate a franchising and area developer model into our strategy; the availability and cost of additional financing, both to fund our existing operations and to grow and open new restaurants; our ability to generate positive cash flow from operations; increased government regulation; changes in consumer preferences and demographic trends; supply and delivery shortages or interruptions; increasing competition in the fast casual dining segment of the restaurant industry; market saturation due to new restaurant openings; expansion into new markets; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

                                    # # #